Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

I, Nicholas R. Liuzza, Jr., Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Beeline Holdings, Inc. on Form 10-Q for the period ended March 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Beeline Holdings, Inc.

Date: May 15, 2026

By:	/s/ Nicholas R. Liuzza, Jr.
Name:	Nicholas R. Liuzza, Jr.
Title:	Chief Executive Officer